Capital Group Central Fund Series II 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of Capital Group Central Fund Series II (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended November 30, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL GROUP CENTRAL FUND SERIES II	CAPITAL GROUP CENTRAL FUND SERIES II

___/s/ Kristine M. Nishiyama____________	_/s/ Brian C. Janssen____________
Kristine M. Nishiyama, Principal Executive Officer	Brian C. Janssen, Treasurer

Date: January 31, 2023	Date: January 31, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL GROUP CENTRAL FUND SERIES II and will be retained by CAPITAL GROUP CENTRAL FUND SERIES II and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.